                                                                 EXHIBIT g(3)(b)

                         AMENDMENT TO CUSTODIAN CONTRACT
                         -------------------------------

         This Amendment to the Custodian Contract is made as of May 1, 2000, by and between each entity set forth in Appendix A hereto (each such entity referred to herein as the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Custodian Contract referred to below.

         WHEREAS, each Fund and the Custodian entered into a Master Custodian Contract dated as of May 1, 2000 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, each Fund so authorized may issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, (each such series, together with all other series subsequently established by each Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, each Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the terms and conditions of the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 25 of the Contract are hereby amended, as of the effective date of this Amendment, by renumbering same as Articles 5 through 26, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
         -----------------------------------------

3.1.     DEFINITIONS.
         ------------

Capitalized terms in this Article 3 of the Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory

Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Portfolio assets, the likelihood of expropriation, nationalization, freezing, or confiscation of a Portfolio's assets and any reasonably foreseeable difficulties in repatriating a Portfolio's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of a Portfolio's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect a Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if a Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
         -------------------------------------------------------

Each applicable Fund, by resolution adopted by its Board of Trustees or Board of Directors (as appropriate and in each case, the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.     COUNTRIES COVERED.
         ------------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the applicable Fund's Board, which list of Board-approved countries may be amended from time to time by a Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with
Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by a Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Amendment by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board-approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.     SCOPE OF DELEGATED RESPONSIBILITIES.
         ------------------------------------

         3.4.1.  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
                 -----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

         3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
                 -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         3.4.3.  MONITORING.
                 -----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer each Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

3.5.     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
         ---------------------------------------------------

For purposes of this Article 3, each Fund's Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and such Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that such Board considers necessary or appropriate.

Notwithstanding any provision of this Contract to the contrary, each Fund on behalf of the Portfolios and the Custodian expressly acknowledge and agree that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of each Fund's Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

3.6.     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
         -----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.     REPORTING REQUIREMENTS.
         -----------------------

The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and in connection therewith if applicable, provide to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 promptly after the occurrence of the material change.

3.8.     REPRESENTATIONS WITH RESPECT TO RULE 17f-5.
         -------------------------------------------

The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
         ------------------------------------------------------------------
         MANAGER.
         --------

Each Fund's Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the applicable Fund with respect to designated countries.

3.10     FUTURE NEGOTIATIONS.
         --------------------

If at any time prior to termination of this Amendment the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Amendment, the Custodian hereby agrees to negotiate with each Fund in good faith with respect thereto.

4.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD
         -----------------------------------------------------------------------
         OUTSIDE THE UNITED STATES.
         --------------------------

4.1      DEFINITIONS.
         ------------

Terms used in this Article 4 and not defined below shall have the meanings ascribed them in the Contract or in this Amendment:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.     HOLDING SECURITIES.
         -------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     FOREIGN SECURITIES SYSTEMS.
         ---------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
         ----------------------------------------

         4.4.1.   DELIVERY OF FOREIGN ASSETS.
                  ---------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon sale of such foreign securities for the applicable Portfolio in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or
                  (B), in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the applicable Portfolio;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian)) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market practices in the country where such securities are held or traded; provided that in any such case the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by any Fund requiring a pledge of assets by the applicable Portfolio;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the applicable

                  Board or of an Executive Committee of the applicable Board so authorized by the Board, signed by an officer of the applicable Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Foreign Assets shall be made.

         4.4.2.   PAYMENT OF PORTFOLIO MONIES.
                  ----------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of a Portfolio in the following cases only:


         (i) upon the purchase of foreign securities for the applicable Portfolio, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the applicable Portfolio;

         (iii) for the payment of any expense or liability of the applicable Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the applicable Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3.   MARKET CONDITIONS; MARKET INFORMATION.
                  --------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to each Fund's Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in each Fund's Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to each Fund's Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

         (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and
                  (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

         (ii)     summary of information regarding Foreign Securities Systems;
                  and

         (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.

4.5.     REGISTRATION OF FOREIGN SECURITIES.
         -----------------------------------

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the applicable Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the applicable Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.     BANK ACCOUNTS.
         --------------
The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the applicable Portfolio.

4.7.     COLLECTION OF INCOME.
         ---------------------
The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the applicable Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

4.8.     SHAREHOLDER RIGHTS.
         -------------------
With respect to the foreign securities held under this Article 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the applicable Fund on behalf of the applicable Portfolios of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of each Fund to exercise shareholder rights.

4.9.     COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
         ----------------------------------------------
The Custodian shall transmit promptly to the applicable Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign

Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the applicable Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
         -------------------------------------------------------------------
Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of each Fund, such Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the applicable Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    TAX LAW.
         --------
The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the applicable Fund of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund which is organized as a Delaware business trust as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the applicable Fund, other relevant facts concerning tax treatment of such Fund and further to inform the Custodian if such Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which such Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the applicable Fund. The Custodian may engage reasonable professional advisors disclosed to each Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12.    LIABILITY OF CUSTODIAN.
         -----------------------
Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Article 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

The Custodian shall be liable to each Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

4.13     USE OF TERM "FUND"; ASSETS AND LIABILITIES
         ------------------------------------------
All references in this Article 4 or in Article 3 of this Agreement to "Fund" shall mean any Fund, or a Portfolio of any Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of each Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of any Fund generally or the assets of any other Portfolio.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                          STATE STREET BANK AND TRUST COMPANY


/s/ STEPHANIE L. POSTER                By:    /s/ RONALD E. LOGUE
----------------------------                  ----------------------------------
Stephanie L. Poster                           Name:  Ronald E. Logue
Vice President                                Title: Vice Chairman





WITNESSED BY:
                                       EACH OF THE ENTITIES SET FORTH ON
                                       APPENDIX A ATTACHED HERETO

/s/ STEPHEN I. WINER                   By:    /s/ CAROL F. RELIHAN
----------------------------                  ----------------------------------
Name:  Stephen I. Winer                Name:  Carol F. Relihan
Title: Assistant Secretary             Title: Senior Vice President

                                   APPENDIX A

AIM ADVISOR FUNDS, INC.                               AIM INVESTMENT SECURITIES FUNDS
      o AIM Advisor Flex Fund                               o AIM High Yield Fund II
      o AIM Advisor International Fund
      o AIM Advisor Large Cap Value Fund              AIM SPECIAL OPPORTUNITIES FUNDS
      o AIM Advisor Real Estate Fund                        o AIM Small Cap Opportunities Fund
                                                            o AIM Mid Cap Opportunities Fund
AIM EQUITY FUNDS, INC.                                      o AIM Large Cap Opportunities Fund
      o AIM Aggressive Growth Fund
      o AIM Blue Chip Fund                            AIM SUMMIT FUND, INC.
      o AIM Capital Development Fund
      o AIM Charter Fund                              AIM VARIABLE INSURANCE FUNDS
      o AIM Constellation Fund                              o AIM V.I. Aggressive Growth Fund
      o AIM Dent Demographic Trends Fund                    o AIM V.I. Balanced Fund
      o AIM Emerging Growth Fund                            o AIM V.I. Blue Chip Fund
      o AIM Large Cap Basic Value Fund                      o AIM V.I. Capital Appreciation Fund
      o AIM Large Cap Growth Fund                           o AIM V.I. Capital Development Fund
      o AIM Mid Cap Growth Fund                             o AIM V.I. Dent Demographic Trends Fund
      o AIM Weingarten Fund                                 o AIM V.I. Diversified Income Fund
                                                            o AIM V.I. Global Growth and Income Fund
AIM FUNDS GROUP                                             o AIM V.I. Global Utilities Fund
      o AIM Balanced Fund                                   o AIM V.I. Government Securities Fund
      o AIM Global Utilities Fund                           o AIM V.I. Growth and Income Fund
      o AIM High Yield Fund                                 o AIM V.I. Growth Fund
      o AIM Income Fund                                     o AIM V.I. High Yield Fund
      o AIM Intermediate Government Fund                    o AIM V.I. International Equity Fund
      o AIM Money Market Fund                               o AIM V.I. Money Market Fund
      o AIM Select Growth Fund                              o AIM V.I. Telecommunications and
      o AIM Value Fund                                                 Technology Fund
                                                            o AIM V.I. Value Fund
AIM INTERNATIONAL FUNDS, INC.
      o AIM Asian Growth Fund
      o AIM European Development Fund
      o AIM Global Aggressive Growth Fund
      o AIM Global Growth Fund
      o AIM Global Income Fund
      o AIM International Equity Fund

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                SUBCUSTODIAN                            NON-MANDATORY DEPOSITORIES

Argentina              Citibank, N.A.                          --

Australia              Westpac Banking Corporation             --

Austria                Erste Bank der Oesterreichischen        --
                       Sparkassen AG

Bahrain                HSBC Bank Middle East                   --
                       (as delegate of The Hongkong and
                       Shanghai Banking Corporation Limited)

Bangladesh             Standard Chartered Bank                 --

Belgium                Fortis Bank NV/as.                      --

Bermuda                The Bank of Bermuda Limited             --

Bolivia                Citibank, N.A.                          --

Botswana               Barclays Bank of Botswana Limited       --

Brazil                 Citibank, N.A.                          --

Bulgaria               ING Bank N.V.                           --

Canada                 State Street Trust Company Canada       --

Chile                  Citibank, N.A.                          --

People's Republic      The Hongkong and Shanghai               --
of China               Banking Corporation Limited,
                       Shanghai and Shenzhen branches

Colombia               Cititrust Colombia S.A.                 --
                       Sociedad Fiduciaria

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                       SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES

Costa Rica                    Banco BCT S.A.                            --

Croatia                       Privredna Banka Zagreb d.d.               --

Cyprus                        The Cyprus Popular Bank Ltd.              --

Czech Republic                Ceskoslovenska Obchodni                   --
                              Banka, A.S.

Denmark                       Den Danske Bank                           --

Ecuador                       Citibank, N.A.                            --

Egypt                         Egyptian British Bank                     --
                              (as delegate of The Hongkong
                              and Shanghai Banking Corporation
                              Limited)

Estonia                       Hansabank                                 --

Finland                       Merita Bank Plc.                          --

France                        Paribas, S.A.                             --

Germany                       Dresdner Bank AG                          --

Ghana                         Barclays Bank of Ghana Limited            --

Greece                        National Bank of Greece S.A.              Bank of Greece,
                                                                        System for Monitoring Transactions in
                                                                        Securities in Book-Entry Form

Hong Kong                     Standard Chartered Bank                   --

Hungary                       Citibank Rt.                              --

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                SUBCUSTODIAN                             NON-MANDATORY DEPOSITORIES


Iceland                Icebank Ltd.

India                  Deutsche Bank A.G.                       --

                       The Hongkong and Shanghai
                       Banking Corporation Limited

Indonesia              Standard Chartered Bank                  --

Ireland                Bank of Ireland                          --

Israel                 Bank Hapoalim B.M.                       --

Italy                  Paribas, S.A.                            --

Ivory Coast            Societe Generale de Banques              --
                       en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant    --
                       Bank Limited

Japan                  The Fuji Bank, Limited                   Japan Securities Depository
                                                                Center (JASDEC)

                       The Sumitomo Bank, Limited

Jordan                 HSBC Bank Middle East                    --
                       (as delegate of the Hongkong and
                       Shanghai Banking Corporation
                       Limited)

Kenya                  Barclays Bank of Kenya Limited           --


Republic of Korea      The Hongkong and Shanghai Banking        --
                       Corporation Limited

Latvia                 A/s Hansabank                            --

                                                                      SCHEDULE A


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                          NON-MANDATORY DEPOSITORIES


Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB                                    --

Malaysia                   Standard Chartered Bank                               --
                           Malaysia Berhad

Mauritius                  The Hongkong and Shanghai                             --
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.                                 --

Morocco                    Banque Commerciale du Maroc                           --

Namibia                    (via) Standard Bank of South Africa                   --

The Netherlands            MeesPierson N.V.                                      --

New Zealand                ANZ Banking Group                                     --
                           (New Zealand) Limited

Norway                     Christiania Bank og                                   --
                           Kreditkasse ASA

Oman                       HSBC Bank Middle East                                 --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank A.G.                                    --

Palestine                  HSBC Bank Middle East                                 --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Panama                     BankBoston, N.A.                                      --

Peru                       Citibank, N.A.                                        --

                                                                      SCHEDULE A


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                          NON-MANDATORY DEPOSITORIES

Philippines                Standard Chartered Bank                               --

Poland                     Citibank (Poland) S.A.                                --

Portugal                   Banco Comercial Portugues                             --

Qatar                      HSBC Bank Middle East                                 --

Romania                    ING Bank N.V.                                         --

Russia                     Credit Suisse First Boston AO, Moscow                 --
                           (as delegate of Credit Suisse
                           First Boston, Zurich)

Singapore                  The Development Bank                                  --
                           of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.                   --

Slovenia                   Bank Austria Creditanstalt d.d. Ljubljana             --

South Africa               Standard Bank of South Africa Limited                 --

Spain                      Banco Santander Central Hispano, S.A.                 --

Sri Lanka                  The Hongkong and Shanghai                             --
                           Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited                       --

Sweden                     Skandinaviska Enskilda Banken                         --

Switzerland                UBS AG                                                --

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                       SUBCUSTODIAN                              NON-MANDATORY DEPOSITORIES

Taiwan - R.O.C                Central Trust of China                    --

Thailand                      Standard Chartered Bank                   --

Trinidad & Tobago             Republic Bank Limited                     --

Tunisia                       Banque Internationale Arabe de Tunisie    --

Turkey                        Citibank, N.A.                            --

Ukraine                       ING Bank Ukraine                          --

United Kingdom                State Street Bank and Trust Company,      --
                              London Branch

Uruguay                       BankBoston N.A.                           --


Venezuela                     Citibank, N.A.                            --

Vietnam                       The Hongkong and Shanghai                 --
                              Banking Corporation Limited

Zambia                        Barclays Bank of Zambia Limited           --

Zimbabwe                      Barclays Bank of Zimbabwe Limited         --


Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                    SCHEDULE B


                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES

Argentina                  Caja de Valores S.A.


Australia                  Austraclear Limited

                           Reserve Bank Information and Transfer System

Austria                    Oesterreichische Kontrollbank AG
                           (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.

                           Banque Nationale de Belgique

Brazil                     Companhia Brasileira de Liquidacao e Custodia

Bulgaria                   Central Depository AD

                           Bulgarian National Bank

Canada                     Canadian Depository for Securities Limited

Chile                      Deposito Central de Valores S.A.

People's Republic          Shanghai Securities Central Clearing & Registration
of China                   Corporation

                           Shenzhen Securities Clearing Co., Ltd.

Colombia                   Deposito Centralizado de Valores

Costa Rica                 Central de Valores S.A.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES
Croatia                    Ministry of Finance

                           National Bank of Croatia

                           Sredisnja Depozitarna Agencija

Czech Republic             Stredisko cennych papirfi

                           Czech National Bank

Denmark                    Vaerdipapircentralen (Danish Securities Center)

Egypt                      Misr Company for Clearing, Settlement, and Depository

Estonia                    Eesti Vaartpaberite Keskdepositoorium

Finland                    Finnish Central Securities Depository

France                     Societe Interprofessionnelle pour la Compensation des
                           Valeurs Mobilieres

Germany                    Deutsche Borse Clearing AG

Greece                     Central Securities Depository
                           (Apothetirion Titlon AE)

Hong Kong                  Central Clearing and Settlement System

                           Central Moneymarkets Unit

Hungary                    Kozponti Elszamolohaz es Ertektar
                           (Budapest) Rt. (KELER)
                           [Mandatory for Gov't Bonds and dematerialized equities only; SSB does not use for other securities]

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES
India                      The National Securities Depository Limited

                           Central Depository Services India Limited

                           Reserve Bank of India

Indonesia                  Bank Indonesia

                           PT Kustodian Sentral Efek Indonesia

Ireland                    Central Bank of Ireland
                           Securities Settlement Office

Israel                     Tel Aviv Stock Exchange Clearing
                           House Ltd. (TASE Clearinghouse)

                           Bank of Israel
                           (As part of the TASE Clearinghouse system)

Italy                      Monte Titoli S.p.A.

                           Banca d'Italia

Ivory Coast                Depositaire Central - Banque de Reglement

Jamaica                    Jamaica Central Securities Depository

Japan                      Bank of Japan Net System

Kenya                      Central Bank of Kenya

Republic of Korea          Korea Securities Depository Corporation

Latvia                     Latvian Central Depository

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES
Lebanon                    Custodian and Clearing Center of Financial
                           Instruments for Lebanon and the Middle East
                           (MIDCLEAR) S.A.L.

                           The Central Bank of Lebanon

Lithuania                  Central Securities Depository of Lithuania

Malaysia                   Malaysian Central Depository Sdn. Bhd.

                           Bank Negara Malaysia,
                           Scripless Securities Trading and Safekeeping System

Mauritius                  Central Depository & Settlement Co. Ltd.

Mexico                     S.D. INDEVAL
                           (Instituto para el Deposito de Valores)

Morocco                    Maroclear

The Netherlands            Nederlands Centraal Instituut voor Giraal
                           Effectenverkeer B.V. (NECIGEF)

New Zealand                New Zealand Central Securities Depository Limited

Norway Verdipapirsentralen (the Norwegian Central Registry of Securities)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                     SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                    MANDATORY DEPOSITORIES

Oman                       Muscat Securities Market Depository & Securities
                           Registration Company

Pakistan                   Central Depository Company of Pakistan Limited

                           State Bank of Pakistan

Palestine                  The Palestine Stock Exchange

Peru                       Caja de Valores y Liquidaciones
                           CAVALIICLV S.A.

Philippines                Philippines Central Depository, Inc.

                           Registry of Scripless Securities
                           (ROSS) of the Bureau of Treasury

Poland                     National Depository of Securities
                           (Krajowy Depozyt Papierow Wartosciowych SA)

                           Central Treasury Bills Registrar

Portugal                   Central de Valores Mobiliarios

Qatar                      Doha Securities Market

Romania                    National Securities Clearing, Settlement and
                           Depository Company

                           Bucharest Stock Exchange Registry Division

                           National Bank of Romania

Singapore                  Central Depository (Pte)
                           Limited

                           Monetary Authority of Singapore

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES



 COUNTRY                                  MANDATORY DEPOSITORIES

 Slovak Republic                          Stredisko cennych papierov SR
                                          Bratislava, a.s.

                                          National Bank of Slovakia

 Slovenia                                 Klirinsko Depotna Druzba d.d.

 South Africa                             The Central Depository Limited

                                          Strate Ltd.

 Spain                                    Servicio de Compensacion y
                                          Liquidacion de Valores, S.A.

                                          Banco de Espana,
                                          Central de Anotaciones en Cuenta

 Sri Lanka                                Central Depository System
                                          (Pvt) Limited

 Sweden                                   Vardepapperscentralen VPC AB
                                          (the Swedish Central Securities Depository)

 Switzerland                              SIS-SegaIntersettle

 Taiwan - R.O.C.                          Taiwan Securities Central
                                          Depository Co., Ltd.

 Thailand                                 Thailand Securities Depository
                                          Company Limited

 Tunisia                                  Societe Tunisienne Interprofessionelle pour la
                                          Compensation et de Depots de
                                          Valeurs Mobilieres


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                    MANDATORY DEPOSITORIES
Turkey                     Takas ve Saklama Bankasi A.S. (TAKASBANK)

                           Central Bank of Turkey

Ukraine                    National Bank of Ukraine

United Kingdom             The Bank of England,
                           The Central Gilts Office and
                           The Central Moneymarkets Office

Venezuela                  Central Bank of Venezuela

Zambia                     LuSE Central Shares Depository Limited

                           Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                   SCHEDULE C

                               MARKET INFORMATION



PUBLICATION/TYPE OF
INFORMATION                                                         BRIEF DESCRIPTION
-------------------                                                 -----------------
(FREQUENCY)

The Guide to Custody in    An overview of safekeeping and settlement practices and procedures in each market in which State Street
-----------------------    Bank and Trust Company offers custodial services.
World Markets
-----------------------
(annually)

Global Custody Network     Information relating to the operating history and structure of depositories and subcustodians located in
-----------------------    the markets in which State Street Bank and Trust Company offers custodial services, including
Review                     transnational depositories.
-----------------------
(annually)

Global Legal Survey        With respect to each market in which State Street Bank and Trust Company offers custodial services,
-----------------------    opinions relating to whether local law restricts (i) access of a fund's independent public accountants
(annually)                 to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities
                           System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                           Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to
                           U.S. dollars.

Subcustodian Agreements    Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each
-----------------------    subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to
(annually)                 its US mutual fund clients.

Network Bulletins          Developments of interest to investors in the markets in which State Street Bank and Trust Company offers
(weekly):                  custodial services.

Foreign Custody            With respect to markets in which State Street Bank and Trust Company offers custodial services which
Advisories (as             exhibit special custody risks, developments which may impact State Street's ability to deliver expected
necessary):                levels of service.